PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-78575
(To Prospectus dated February 17, 2006)         Filed Pursuant to Rule 424(b)(3)



                             [HOLDRS INTERNET LOGO]



                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                             Share         Primary
               Name of Company                Ticker        Amounts    Trading Market
         Amazon.com, Inc.                      AMZN           18           NASDAQ
         CMGI Inc.                             CMGI           10           NASDAQ
         CNET Networks, Inc.                   CNET            4           NASDAQ
         EarthLink, Inc.                       ELNK          6.23          NASDAQ
         eBay Inc.                             EBAY           48           NASDAQ
         E*TRADE Financial Corporation          ET            12            NYSE
         McAfee, Inc.                          MFE             7            NYSE
         Priceline.com Incorporated            PCLN        1.166666        NASDAQ
         RealNetworks, Inc.                    RNWK            8           NASDAQ
         TD Ameritrade HLDG Corp.              AMTD            9           NASDAQ
         Time Warner Inc.                      TWX            42            NYSE
         Yahoo! Inc.                           YHOO           52           NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.